UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2015 (February 27, 2015)

Orchid Island Capital, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3305 Flamingo Drive,

Vero Beach, Florida 32963

(Address of principal executive offices) (Zip code)

(772) 231-1400

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2015, Orchid Island Capital, Inc. (the “Company”) and Bimini Advisors, LLC entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Ladenburg Thalmann & Co. Inc. and Mitsubishi UFJ Securities (USA), Inc. (collectively, the “Sales Agents”), pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $100,000,000 of shares of the Company’s common stock, $0.01 par value per share (the “Shares”). This Agreement replaces the prior equity distribution agreement among the parties dated September 3, 2014 (the “Prior Agreement”) that permitted the Company to sell up to $75,000,000 of shares of the Company’s common stock from time to time in at the market offerings.

Pursuant to the Equity Distribution Agreement, the Shares may be offered and sold through the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or, subject to the terms of a written notice from the Company, in privately negotiated transactions. Under the Equity Distribution Agreement, the Sales Agents will be entitled to compensation of 2% of the gross proceeds from the sale of the Shares sold through the Sales Agents. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement and may at any time suspend solicitations and offers under the Equity Distribution Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-195389). The Company has filed a prospectus supplement, dated March 2, 2015, to the prospectus, dated May 15, 2014, with the Securities and Exchange Commission in connection with the offer and sale of the Shares from time to time in the future.

The Sales Agents and their affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for their services, respectively.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 1.1, and incorporated herein by reference.

In connection with the filing of the Equity Distribution Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its Maryland counsel, Venable LLP, with respect to the legality of the Shares, and is filing as Exhibit 8.1 hereto an opinion of its counsel, Hunton & Williams LLP, with respect to tax matters.

Item 1.02. Termination of a Material Definitive Agreement

On February 27, 2015, the Company delivered a notice to the Sales Agents that terminated the Prior Agreement effective as of the close of business on February 27, 2015. Of the $75,000,000 of shares of the Company’s common stock that the Company could have sold from time to time in at the market offerings under the Prior Agreement, the Company sold approximately $70.7 million of shares of the Company’s common stock prior to termination of the Prior Agreement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated March 2, 2015, by and between the Company, Bimini Advisors, LLC, Ladenburg Thalmann & Co. Inc. and Mitsubishi UFJ Securities (USA), Inc.

5.1	Opinion of Venable LLP, dated March 2, 2015, with respect to the legality of the shares

8.1	Opinion of Hunton & Williams LLP, dated March 2, 2015, with respect to tax matters

23.1	Consent of Venable LLP (included in exhibit 5.1)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHID ISLAND CAPITAL, INC.

Date: March 2, 2015	By:	/s/ Robert E. Cauley
	Name:	Robert E. Cauley
	Title:	Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated March 2, 2015, by and between the Company, Bimini Advisors, LLC, Ladenburg Thalmann & Co. Inc. and Mitsubishi UFJ Securities (USA), Inc.

5.1	Opinion of Venable LLP, dated March 2, 2015, with respect to the legality of the shares

8.1	Opinion of Hunton & Williams LLP, dated March 2, 2015, with respect to tax matters

23.1	Consent of Venable LLP (included in exhibit 5.1)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1)